Exhibit 99.2

Company contact:

Ronald H. Spair

Chief Financial Officer

610-882-1820

Investorinfo@orasure.com

www.orasure.com

ORASURE TECHNOLOGIES PARTICIPATES IN BPAC MEETING

ON HIV OVER-THE-COUNTER TEST

Bethlehem, PA (November 18, 2009) – OraSure Technologies, Inc. (NASDAQ: OSUR) today announced that it participated in a Blood Products Advisory Committee (“BPAC”) meeting held November 17, 2009 in which the BPAC considered, among other topics, the public need and performance characteristics for over-the-counter (“OTC”) home use HIV test kits. The BPAC provides advice to the U.S. Food and Drug Administration (“FDA”) on issues related to the safety and effectiveness of biological products and medical devices.

During the November 17 meeting, a number of public presentations were made including with respect to the perspectives of the Centers for Disease Control and Prevention on the role of home use HIV test kits and the risks and benefits of home use HIV test kits. In addition, OraSure participated in a closed session with the BPAC in which OraSure reviewed the results of its ongoing clinical studies related to its OraQuick® HIV OTC test and the additional clinical work required for FDA approval. Based on feedback from the meeting, the Company intends to continue its efforts to seek FDA approval of its OraQuick® HIV OTC test.

“We are very pleased to have had the opportunity to discuss our ongoing clinical efforts for an at-home HIV test with the Blood Products Advisory Committee,” said Douglas A. Michels, President and CEO of OraSure Technologies. “The meeting was productive and very informative. We are gaining greater clarity as to the additional steps for this clinical program and intend to work closely with the FDA to define and execute the remaining studies required for approval.”

About OraSure Technologies

OraSure Technologies develops, manufactures and markets oral fluid specimen collection devices using proprietary oral fluid technologies, diagnostic products including immunoassays and other in vitro diagnostic tests, and other medical devices. These products are sold in the United States as well as internationally to various clinical laboratories, hospitals, clinics, community-based organizations and other public health organizations, distributors, government agencies, physicians’ offices, and commercial and industrial entities. For more information on the Company, please go to www.orasure.com.

Important Information

This press release contains certain forward-looking statements, including with respect to products, clinical programs and regulatory approvals. Actual results could be significantly different. Factors that could affect results include the ability to market and sell products, whether through an internal, direct sales force or third parties; ability to manufacture products in accordance with applicable specifications, performance standards and quality requirements; changes in relationships, including disputes or disagreements, with strategic partners and reliance on strategic partners for the performance of critical activities under collaborative arrangements; failure of distributors or other customers to meet purchase forecasts or minimum purchase requirements for the Company’s products; impact of replacing distributors and success of direct sales efforts; inventory levels at distributors and other customers; impact of competitors, competing products and technology changes; impact of the economic downturn, high unemployment and credit crisis; ability to develop, commercialize and market new products; market acceptance of oral fluid testing or other products; changes in market acceptance of products based on product performance and extended shelf life; continued bulk purchases by customers, including governmental agencies, and the ability to fully deploy those purchases in a timely manner; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical product components; availability of related products produced by third parties or products required for use of our products; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; history of losses and ability to achieve sustained profitability and ability to utilize net operating loss carryforwards or other deferred tax assets; volatility of the Company’s stock price; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including changes in international funding sources; loss or impairment of sources of capital; ability to meet financial covenants in agreements with financial institutions; ability to retain qualified personnel; exposure to patent infringement, product liability, and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; the impact of terrorist attacks and civil unrest; ability to identify, complete and realize the full benefits of potential acquisitions; and general political, business and economic conditions. These and other factors are discussed more fully in the Securities and Exchange Commission (“SEC”) filings of OraSure Technologies, including its registration statements, its Annual Report on Form 10-K for the year ended December 31, 2008, its Quarterly Reports on Form 10-Q, and its other filings with the SEC. Although forward-looking statements help to provide complete information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.

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